CONFIDENTIAL TREATMENT REQUESTED                                   EXHIBIT 10.36


              AMENDMENT NUMBER 1 TO INTERACTIVE MARKETING AGREEMENT
              -----------------------------------------------------

         This Amendment (this "Amendment") dated as of April 19, 2000 (the "Amendment Date"), is by and between America Online, Inc. ("AOL"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and Autoweb.com ("MP" or "Autoweb"), a DELAWARE corporation, with offices at 3270 Jay Street, Santa Clara, CA 95054, and shall amend that certain Interactive Marketing Agreement (the "Agreement") dated June 30, 1999, by and between AOL and MP. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

                                  INTRODUCTION
                                  ------------


1. The Parties have reviewed the performance of the relationship created pursuant to the Agreement and have now desire to expand the relationship further in accordance with the Terms of this Amendment.

2. Except as specifically amended by this Amendment, the Parties desire that the Agreement remain in full force and effect.

                                      TERMS
                                      -----

A.       DEVELOPMENT AND INTEGRATION OF NEW PRODUCTS.
         -------------------------------------------

         A.1      Research & Decision Guides.
                  --------------------------

                  A.1(a) Contemporaneous with the execution of this Amendment, the Parties shall execute and deliver a Confidential Technology and Data License Agreement (the "Technology and Data License Agreement") in the form of Exhibit C attached hereto. In the event of any conflict between the terms of this Agreement and the terms of Exhibit C, the terms of Exhibit C shall control. Pursuant to the terms of the Technology and Data License Agreement, MP will work with AOL to integrate the licensed data (the "Licensed Data") into AOL's PersonaLogic automobile decision guide (the "PL Decision Guide"), as more fully described in Schedule 1. MP covenants that it will provide AOL during the Term with all additions to, expansions or refinements of, or enhancements to the Licensed Data for no additional cost.

                  A.1(b) For the duration of the Term, AOL hereby grants MP a non-exclusive license to distribute an MP-branded version of the PL Decision Guide as designated by AOL on MP's generally available web site, but MP may neither (i) sublicense or assign any of its rights in such PL Decision Guide to, nor (ii) distribute such PL Decision Guide with the products of, any other third party. AOL will license to MP for use on its generally available web site any proprietary software necessary to support such PL Decision Guide. In the event that MP fails to comply with the requirements of this Section A.1(b), AOL may, upon written notice, revoke the license granted hereunder and the other provisions of the Agreement shall continue in full force and effect.

         A.2      Configuration & Comparison. Contemporaneous with the execution
                  --------------------------
                  of this Amendment, the Parties shall execute and deliver the Technology and Data License Agreement referenced above. Pursuant to the terms of and as set forth in the Technology and Data License Agreement, MP will develop and License to AOL the Technology specified in the Technology and Data License Agreement (the "Licensed Technology"), provided, however, that AOL may use any or all of the Licensed Technology at its option and shall not be required to use all of such Licensed Technology. MP covenants that it will provide AOL during the Term with all

**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

                  additions to, expansions or refinements of, or enhancements to the Licensed Technology for [**].

         A.3      Buying Service.
                  --------------

                  A.3(a) As more fully described in Schedule 1, MP shall create a customized version of its buying service (the "Buying Service") which will be seamlessly integrated with the PL Decision Guide, the Configuration and Comparison services and other areas of the AOL Network as mutually agreed by the Parties. The Buying Service will provide AOL Users with the best available pricing and services and in no way will disadvantage AOL Users. AOL shall own all AOL-specific customization and MP shall have no right to assign or transfer any rights to such customization to any third party. No [ ** ] shall be referenced or promoted (i) within the Promo Content of any Promotion or (ii) within the first screen of the Buying Service linked to any Promotion.

                  A.3(b) As more fully described in Schedule 1, the Buying Service will be hosted and managed by MP and will be co-branded according to AOL's standard co-branding requirements, including without limitation, co-branded URL, headers and footers. The Buying Service shall be a "cul-de-sac" area of the Affiliated MP Site. MP shall provide navigation back to the AOL Network in a manner reasonably acceptable to AOL and shall not contain navigation to other areas of the Affiliated MP Site or any third party site (other than through advertising or integrated auto-related transaction service links (e.g., financing, insurance or warranty offers)).

                  A.3(c) Subject to AOL's advertising policies, MP will control the advertising and commerce opportunities on the Buying Service; provided, however, that no advertisements in any category for which AOL has an exclusive relationship shall be included within the first or second level screens of the Buying Service (i.e., must be at least two "clicks" down into the Buying Service). Without AOL's prior written approval, MP will not, within the Buying Service, promote any original equipment manufacturer ("OEM") in a manner greater than it promotes any other OEM (i.e., conquesting) or allow for conquesting by OEMs of other OEMs with whom AOL has entered into an agreement. Notwithstanding the foregoing, MP will integrate specified AOL partners into the AOL Auto Channel, including without limitation, those entities listed on Schedule 2.

         A.4      Product Integration and Requirements.
                  ------------------------------------

                  A.4(a)   Product  Requirements.  All initial  products for the
                           ---------------------
                           AOL Properties shall meet the relevant requirements set forth on Schedule 1. AOL and MP will meet at a mutually agreeable location, as appropriate, to discuss and define all new product requirements for the AOL Properties on an ongoing basis. In the event that they identify any new licensing or development opportunities, the Parties will discuss in good faith the terms of such licensing or development.

                  A.4(b)   Branding.  As more fully described in Schedule 1, the
                           --------
                           Configuration and Comparison pages (collectively, the "Ingredient Branded Areas") developed and hosted by MP and displayed on the AOL Properties will be branded employing an ingredient branding approach. AOL will be prominently branded and MP branding will be present on all such pages (e.g., "Powered by Autoweb") above the fold in overall prominence consistent with the

**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

                           ingredient-branding requirements included as
                           Exhibit E hereto. Pages hosted by or provided by a third party shall incorporate branding for such third party. Content used throughout any co-branded areas may include attribution by using the providing party's name or logo. The Parties will mutually agree upon appropriate branding for such third party. To the extent such communications are permitted under the Agreement, all marketing communications from MP to AOL Users (i.e., emails, etc.) will be co-branded with AOL and MP. MP will design each page within the Ingredient Branded Areas based on the AOL design guideline templates and ingredient-branding requirements. AOL will have design approval rights for user interface elements and all pages. AOL shall have the right to change or modify its design guideline templates and ingredient-branding requirements at any time and from time to time during the Term; provided, however, that notwithstanding such change or modification, AOL shall not have the right to (i) alter or modify the content of MP's proprietary logos or marks or (ii) reduce the overall prominence of MP's branding within the Ingredient Branded Areas. Buying Service pages will be co-branded according to AOL's standard co-branding requirements for partner pages.

         A.5      Advertising. AOL will sell and serve all advertising,
                  -----------
                  revenue-generating, and promotional positions (including sponsorships) in all Ingredient Branded Areas. MP may not incorporate or link from the Ingredient Branded Areas to any promotional, advertising, sponsorship or otherwise commercial elements without AOL's prior written approval, and in no event shall sell or serve advertising in the Ingredient Branded Areas.

         A.6      Production and Hosting. Subject to AOL's discretion, AOL shall
                  ----------------------
                  host the following pages: PL Decision Guide pages, static navigation pages and content pages. MP will host all pages of the Ingredient Branded Areas and the Buying Service. MP will provide AOL with an acceptable 24x7 technical support plan. MP will optimize the performance of the Ingredient Branded Areas and the Buying Service for integration throughout the AOL Properties. MP will provide, maintain, and support all necessary software and hardware. All pages within the Ingredient Branded Areas developed by MP will be hosted under an AOL domain name (i.e., AutoWeb.AOL.com). MP will modify links within such pages to re-circulate users to the AOL Properties. MP will ensure that all AOL Users in the Ingredient Branded Areas will not be able to access any links to MP's generally available Web site. Hosting may be migrated to AOL upon the mutual agreement of the Parties.

         A.7      Customization. MP will customize throughout the AOL Properties
                  --------------
                  as follows:

                  A.7(a) Within the Buying Service and Ingredient-Branded Areas, MP shall provide continuous navigational ability for AOL Users to return to an agreed upon point on the applicable AOL Property. In addition, MP shall provide links back to AOL-designated points in the AOL Network from within each particular tool or functionality within the Auto Channel.

                  A.7(b) Upon AOL's reasonable and appropriate request, MP shall use AOL's tools and technology for chat, message boards, Quick Checkout, Search and such other tools and technology as the Parties may mutually agree. In the event that the addition of such tools and technology would require MP to incur material costs of installation, AOL shall reimburse MP for time and material costs in accordance with Section E below.

         A.8      User Registration. If AOL Users are required to register to
                  ------------------
                  access certain features within the Ingredient Branded Areas, such registration processes will be seamlessly integrated with AOL's "universal Registration" or "SNAP" system (or such other system developed by AOL), shall be subject to AOL's reasonable approval and be consistent with AOL's then-current privacy policy. In the event that such integration would require MP to incur material costs of development, AOL shall reimburse MP for the cost of time and materials in accordance with Section E below, unless MP provides such integration for any other interactive Service

         A.9      Recording of Traffic; Domains and URL's. All pages of the
                  -------------------------------------------
                  Buying Service and the Ingredient Branded Areas will be served from an AOL.com domain with the following URL:
                  AutoWeb.AOL.com. MP will report traffic and click-through data according to AOL third party reporting guidelines. To the maximum extent available MP and AOL shall cause third party reporting agencies to mutually record unique visitor traffic and page views to allow for both Parties to receive traffic credit.

B.       OEM ACCOUNTS; CUSTOM DEVELOPMENT.
         --------------------------------

         B.1. AOL will lead sales efforts to all auto manufacturers as such efforts pertain to the AOL Properties. Sales to those accounts named in Schedule 2 may consist of co-branding with the OEM the functionality that exists in the Ingredient Branded Areas, as set forth in Schedule 1 and subject to the Technology and Data License Agreement; provided that MP shall receive branding attribution of prominence consistent with Exhibit E and provided that such co-branding with the OEM shall not include sublicensing of any licensed materials for use on the OEM's web site. MP will host all such pages.

         B.2. With respect to the customization or enhancement of the Licensed Technology or additional servers or programming required to implement the sales efforts by AOL to OEMs described above, MP shall be entitled to reimbursement for time and materials in accordance with Section E below. Unless the Parties shall otherwise agree, in the event that AOL reimburses MP for all costs of time and materials incurred by MP in developing such enhancements or customizations, AOL shall own and MP shall have no rights in, including, without limitation, the right to use or convey, any such enhancements or customizations. In the event that AOL requests that MP develop new functionality (as distinct from the enhancements or customizations of the Licensed Technology referenced above), the terms of such development shall be on an as negotiated basis between the Parties consistent with Section E below.

C.       FINANCIAL SERVICES PARTNERS. AOL financial services partners identified
         ---------------------------
         in Schedule 3 will be integrated in the Finance, Insurance, and Warranty portions of the Ingredient Branded Areas for purposes of promoting their loan, lease, insurance and warranty products. AOL reserves the right to sign deals with additional financial service partners and update Schedule 3 on an ongoing basis. MP will undertake efforts required to integrate these additional partners into the automotive offering, as specified by AOL. MP will be under no obligation to integrate AOL category partners into the MP Buying Service or Affiliated MP Site. MP shall be entitled to reimbursement for time and materials required in connection with its performance under this Section C in accordance with Section E below.

D.       BUYING SERVICE PARTNERS. MP will undertake efforts required to
         -------------------------
         integrate AOL buying channel partners, including, without limitation, those listed on Schedule 4, which schedule AOL may update from time to time in its discretion, into the AOL Auto Channel, including, without limitation, into the Ingredient Branded Areas, as specified by AOL. MP shall be entitled to reimbursement for time and materials required in connection with its performance under this Section D in accordance with Section E below.

E.       TIME AND MATERIALS. To the extent specifically required under the
         ------------------
         terms of this Amendment, AOL will reimburse MP for ongoing work product and deliverables not specified in Schedule 1 in accordance with the follow-ing: prior to commencement of work for which

         MP intends to seek reimbursement, MP shall present AOL with a detailed proposal for determining the measure of reimbursable items. If AOL shall accept such proposal in writing prior to the commencement of such work, AOL shall reimburse MP in accordance with the terms of such proposal. If AOL does not accept in writing such proposal, Autoweb shall be under no obligation to perform the services outlined in said proposal.

F.       ROLLOUT SCHEDULE. MP shall deliver the Licensed Data to AOL as
         ----------------
         required under Section A of this Amendment within [ ** ] of the Amendment Date. MP shall launch the Buying Service on or before [ ** ]. MP shall deliver to AOL beta versions of the Licensed Technology required under Section A.2 above on or before [ ** ] and final versions of such deliverables on or before [ ** ]. The above time frames are based on limited knowledge of AOL systems and platforms. As a result, these estimates are subject to certain dependencies, including the ability to quickly interface to and/or integrate with the AOL platforms, timely access to developmental personnel familiar with such platforms, timely access to AOL personnel to assist in defining development and architecture, and timely access to documented AOL code and dually conversant personnel.

G.       USER DATA. AOL and MP will jointly and severally own all end user
         ---------
         data collected by MP in conjunction with the use of the Ingredient Branded Areas. MP will not sell or provide any AOL User information (e.g., names and email addresses) to a third party for any purpose, without the written consent of AOL.

H.       CUSTOMER SERVICE. MP shall maintain a level of customer service and
         ----------------
         responsiveness as AOL shall reasonably request. At a minimum, MP shall respond promptly to any AOL request for assistance (e.g., fixes to the Licensed Technology) and, if such request relates to a mission critical matter, endeavor to completely address AOL's request within 24 hours or such shorter period of time if the circumstances so demand.

I.       CONTINUED POINTERS.  Upon the completion of the Term, for a period of
         ------------------
         [ ** ] (the "Continued Link Period"), if AOL elects to (a) promote one or more "pointers" or links from AOL to the Affiliated MP Site and (b) use MP's trade names, trademarks and service marks in connection with such promotion. During the Continued Link Period, MP shall pay to AOL on a quarterly basis within [ ** ] following the end of the quarter in which such amounts were generated, [ ** ] for each AOL Purchase Request submitted during such Continued Link Period.

J.       AFFILIATE MARKETING PROGRAM. At MP's option, MP shall participate in
         ---------------------------
         the AOL Affiliate Marketing program and abide by the terms and conditions of the AOL Affiliate Marketing Program Agreement. MP's participation in the AOL Affiliate Marketing program shall require that AOL will be prominently featured on the Autoweb.com website. AOL will compensate MP for each Qualified New AOL Member (as defined hereafter) attained through these promotions. A Qualified New AOL Member is a member of AOL acquired through customer acquisition efforts pursuant to this Agreement, who, (i) registers for the AOL Service during the Term of the Agreement, using MP's special promotion identifier, and (ii) who pays the then-standard fees required for membership to the AOL Service through at least two consecutive billing cycles.

K.       PREMIER PARTNER OPPORTUNITY AND QUARTERLY PRODUCT MEETINGS. MP will
         ----------------------------------------------------------
         provide AOL during the Term with all additions to, expansions or refinements of, or enhancements to the Licensed Data and Licensed Technology. Additionally, MP shall (i) meet quarterly with AOL during the Term to offer all generally available new products, if any, to AOL and, (ii) subject to MP's current agreements with third parties, make such products available to AOL on the same or equivalent terms (i.e., at the same cost) paid by other similarly situated MP partners ("Non-Discriminatory Terms"). Additionally, without limiting the generality of the foregoing, subject to the signing of a licensing agreement between MP and AOL, MP shall license to AOL on Non-Discrimi-natory Terms: (a) new products that it licenses to [ ** ] or its successor; (b) the "My Auto" product; and (c) new products that are offered to two or more Interactive Services.

**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

L.       CARRIAGE.
         --------

         L.1.     AMENDMENT OF CARRIAGE PLAN. Exhibit A of the Agreement shall
                  --------------------------
                  be amended and restated in its entirety to read as set forth on Exhibit A of this Amendment.

         L.2.     IMPRESSIONS COMMITMENT. The first sentence of Section 1.2 of
                  -----------------------
                  the Agreement is hereby deleted and replaced in its entirety with the following:

                      During the Initial Term, AOL shall deliver [ ** ] Impressions to MP through the Promotions (the "Impressions Commitment").

                  The Parties agree and acknowledge that as of the Amendment Date { ** ] Impressions have been delivered by AOL under the Agreement.


         L.3.     FIXED PLACEMENT. Notwithstanding any provision of the
                  -----------------
                  Agreement or this Amendment to the contrary:

                  L.3(a) The Impressions set forth on Exhibit A which are designated on such exhibit as Product Page Impressions shall be permanent placements on the new car product pages (the "Product Pages") and shall not be subject to replacement by AOL as otherwise permitted under Section 1.1 of the Agreement; provided that this provision shall have no affect on AOL's right to redesign any part of the AOL Network. Accordingly, AOL shall be required to deliver without substitution during any contract year the number of Impressions set forth on Exhibit A (the "Minimum Delivery Number"). Notwithstanding the attainment of the Minimum Delivery Number, until MP shall deliver the notice required under Section L.3(c) below, AOL shall continue the placements designated on Exhibit A as "Product Page Impressions" as a permanent placement; provided that notwithstanding the foregoing, MP agrees and acknowledges that the [ ** ] Product Page Impressions shall not be permanent. The number of Product Page Impressions delivered in any contract year in excess of the Minimum Delivery Number shall be referred to herein as the "Product Page Impressions Overdelivery Amount". As used herein, a contract year of this agreement shall be the period between the Amendment Date and the first anniversary date of the Amendment and successive twelve month periods during the Term.

                  L.3(b) Prior to the date which is [ ** ] days after AOL's receipt of a Permanent Placement Termination Notice, MP shall be required to pay AOL on the next Payment Date as additional consideration an amount equal to (x)(i) the Product Page Impressions Overdelivery Amount delivered between such Payment Date and the immediately preceding Payment Date, divided by (ii) one thousand, multiplied by (y)
                           [ ** ].

                  L.3(c) In the event that MP desires that AOL discontinue its maintenance of the Product Page Impressions as a permanent placement, MP shall deliver to AOL a notice to such effect referencing this Section L.3(c) (a "Permanent Placement Termination Notice"). Ninety (90) days after receipt of such Permanent Placement Termination Notice, AOL shall have no obligation to reserve Product Page Impressions for MP in excess of the Minimum

**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

                           Delivery Number and MP shall have no further obligation to pay for any Product Page Impressions Overdelivery Amount; provided that AOL shall reserve at all times during the Term the right to substitute Product Page Impressions for other Impressions reflected on Exhibit A (i.e., AOL may make-up underdelivery in non-Product Page Impressions with additional Product Page Impressions and, in such event, MP shall not be required to pay additional compensation solely with respect to these additional Product Page Impressions).


M.     PAYMENTS.
       --------


         M.1.     PAYMENTS PRIOR TO AMENDMENT DATE. Prior to the Amendment
                  --------------------------------
                  Date the Parties agree and acknowledge that, pursuant to the requirements of Section 3.1 of the Agreement, MP has paid to AOL [ ** ] (the "Paid-To-Date Amount"); which amount relates to carriage scheduled to be delivered through [ ** ]. The Parties agree and acknowledge that [ ** ] of the Paid-To-Date Amount (the "Unaccrued Amount"), shall be applied by AOL to the payment required to be delivered by MP under Section M.3(a).

         M.2.     EFFECT ON ORIGINAL PAYMENT SCHEDULE. In consideration of the
                  ------------------------------------
                  additional undertakings set forth in this Amendment, the Parties have agreed to create a new consideration and payment schedule under the Agreement. Accordingly, no further amounts shall be payable under Section 3.1 of the Agreement and the last sentence of such section shall be of no further force or effect.

         M.3.     GUARANTEED PAYMENT. In consideration of AOL's obligations
                  -------------------
                  under the Agreement, as amended by this Amendment, MP shall pay to AOL (in addition to the Paid-To-Date Amount and the amounts due under Sections I, L.3 and O of this Agreement) a guaranteed payment of [ ** ] payable as follows:

                  M.3(a) The total amount due to AOL as of the Amendment date shall be [ ** ] and shall be payable as follows: [ ** ] shall be payable on the Amendment Date and AOL shall apply the entire Unaccrued Amount as payment for the remainder of such amount due, and

                  M.3(b) [ ** ] shall be payable on each of [ ** ] (each a "Payment Date").


N.   TERM.  Section 4.1 of the Agreement is hereby deleted and replaced in its
     ----
     entirety with the following:

4.1      TERM, RENEWAL, POST-TERM LICENSE.
         --------------------------------

         4.1.1    TERM. The initial term of this Agreement (the "Initial Term")
                  ----
                  shall commence on the Effective Date and shall terminate on the [ ** ] of the Amendment Date

**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

                  (unless earlier terminated as permitted herein) (the Initial Term plus any extension or renewal hereof shall be referred to as the "Term").

         4.1.2    POST-TERM LICENSE. Upon the termination of this Agreement
                  -----------------
                  for any reason other than termination by MP as a result of AOL's uncured material breach of this Agreement (including but not limited to Exhibit C hereto), MP shall permit AOL to continue to license all intellectual property licensed pursuant to this Agreement (including without limitation the Licensed Data and all functionality supplied in connection with the Buying Service) for a period of [ ** ] (or such shorter period as AOL shall determine) (the "Post-Term License Period"), provided that AOL shall pay to MP from the date of termination of the Agreement and continuing until the termination of the Post-Term License Period, a monthly license fee in advance of [ ** ] per month. Notwithstanding any provision of this Agreement to the contrary, this
                  Section 4.1.2 shall survive any termination of this Agreement.

O.   REVENUE SHARING. During the Term, MP shall pay AOL, on a quarterly basis
     ---------------
     within [ ** ] days following the end of the quarter in which such amounts were generated, the Bounties set forth on Schedule 5 upon the attainment of the Performance Hurdle set forth therein.

P.   AMENDMENT OF SECTION 1.1 OF THE AGREEMENT. Section 1.1 of the Agreement is
     -----------------------------------------
     hereby deleted and replaced in its entirety with the following:

     1.1      AOL PROMOTION OF AFFILIATED MP SITE; FLEXIBILITY OF PROMOTIONS.
              --------------------------------------------------------------
              AOL shall provide MP with the promotions for the AOL Jump Pages and the Affiliated MP Site described on Exhibit A attached hereto (collectively referred to herein as the "Promotions"). AOL reserves the right (at its sole discretion) to (i) substitute for the Promotions to be delivered in a particular Level other promotions (in the same Level) in the same or different areas of the AOL Properties, and (ii) substitute Impressions in one Tier for those in another Tier at an exchange ratio taking into account the Relative Weighted Value of the Promotions substituted. In addition, AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOL Network at any time. As used in this Section 1.1, "Relative Weighted Value" of the promotions and Impressions refers to the fact that, as acknowledged and agreed by the Parties hereto and as evidenced on the Switching Matrix included in Exhibit A hereto, the Promotions described on Exhibit A hereto are not of equal value but rather, in order of descending relative value from the most to the least valuable, are categorized as follows: (a) Tier 1
              (b) Tier 2, (c) Tier 3 and (d) Tier 4. In the event that the AOL wishes to switch promotions to new inventory on the AOL Network, or inventory not referenced on Exhibit A, the Parties shall mutually and in good faith determine the appropriate tier for such inventory.


Q.   AMENDMENT OF AOL NETWORK DEFINITION. The last sentence of the definition
     -----------------------------------
     of "AOL Network" included in Exhibit B of the Agreement is hereby deleted.

R.   AMENDMENT OF EXHIBIT C OF THE AGREEMENT. Exhibit C of the Agreement shall
     ---------------------------------------
     be amended and restated in its entirety to read as set forth on Exhibit B of this Amendment.

S.   AMENDMENT OF EXHIBIT D OF THE AGREEMENT. Exhibit D of the Agreement shall
     ---------------------------------------
     be amended and restated in its entirety to read as set forth on Exhibit D of this Amendment.

T.   AMENDMENT OF EXHIBIT D-1 OF THE AGREEMENT. Exhibit D-1 of the Agreement
     -----------------------------------------
     shall be amended and restated in its entirety to read as set forth on Exhibit D-1 of this Amendment.

U.   EXHIBITS AND SCHEDULES. The exhibits and schedules identified in and
     ----------------------
     attached to this Amendment are each incorporated into this Agreement and are hereby made a part of this

**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

     Amendment. Except for Exhibit C hereto, in the event of a conflict between the substantive provisions set forth above in body of this Amendment (the "Main Provisions") and the exhibits incorporated into this Amendment, the Main Provisions shall control. Terms and conditions of Exhibit C control in the event of any conflict between such exhibit and the Main Provisions. Schedules which are updated by AOL as permitted hereunder shall supercede the previous schedule.

V.   EFFECT ON AGREEMENT. Except as specifically amended by this Amendment,
     -------------------
     the Agreement remains in full force and effect.



                            (SIGNATURE PAGE FOLLOWS)

         In witness whereof, the Parties have executed this Amendment as of the date written hereinabove.


AMERICA ONLINE, INC.




By:    /s/ DAVID M. COLBURN
       ---------------------------
Name:  David M. Colburn
       ---------------------------
Title: President, Business Affairs
       ---------------------------



AUTOWEB.COM, INC.



By:    /s/ DEAN DEBIASE
       ---------------------------
Name:  Dean Debiase
       ---------------------------
Title: Chairman & CEO
       ---------------------------